Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Lazard Group LLC (formerly Lazard LLC) dated March 14, 2005, appearing in the Company’s Registration Statement on Form S-1 (File No. 333-121407).

/s/ Deloitte & Touche LLP

New York, New York

July 15, 2005